                       ASSIGNMENT AND ASSUMPTION AGREEMENT



         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of June __, 2000 by and between Lowestrate.com, Inc., a Pennsylvania corporation ("Lowestrate"), Robert J. Ross ("Shareholder") and FiNet.com, Inc., a Delaware corporation ("FiNet").

                               W IT N E S S E T H:

         WHEREAS, the parties hereto entered into an Asset Purchase Agreement dated as of August 20, 1999 (the "Asset Purchase Agreement") relating to the sale to FiNet of certain of the assets of Lowestrate; and

         WHEREAS, pursuant to the Asset Purchase Agreement the parties entered into certain related agreements including a Registration Rights Agreement (the "Registration Rights Agreement"), an Escrow Agreement (the "Escrow Agreement"), a Loan and Security Agreement (the "Loan and Security Agreement") and an Promissory Note (the "Note") ; and

         WHEREAS, thereafter on May 24, 2000 the parties entered into a First Amendment to Loan and Security Agreement pursuant to which the Note and the related guaranty were amended (the "Amended Promissory Note") (the Asset Purchase Agreement, the Registration Rights Agreement, the Loan and Security Agreement and the Amended Note are hereinafter collectively referred as the "Assigned Agreements"); and

         WHEREAS, Lowestrate and Shareholder desire to wind up, dissolve and liquidate Lowestrate and, in connection therewith, assign to Shareholder certain of Lowestrate's assets including its rights pursuant to the Assigned Agreements; and

         WHEREAS, Shareholder desires to assume all of the liabilities of Lowestrate pursuant to the Assigned Agreements; and

         WHEREAS, the consent of FiNet is required to accomplish the foregoing, which consent FiNet desires to give all on the terms and conditions provided below.

         NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1. Lowestrate hereby sells, assigns and transfers to Shareholder all of its right, title and interest in and to the Assigned Agreements and all collateral pledged to FiNet pursuant to the Loan and Security Agreement.

         2. Shareholder hereby assumes and agrees to perform, fulfill and observe all of the covenants, agreements, warranties, obligations and liabilities of Lowestrate under the Assigned Contracts and therein provided.


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         3. FiNet hereby consents to the foregoing assignment and to the winding up, dissolution and liquidation of Lowestrate, provided however, (i) the terms and conditions of the Assigned Contracts shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further assignment by Lowestrate or Shareholder, and (iii) the foregoing assignment or any agreement entered into with respect thereto, whether with or without FiNet's consent, shall not relieve Lowestrate or any guarantor from liability under the Assigned Contracts.



                                  Borrower:

                                      Lowestrate.com, Inc.

                                      By________________________________________

                                      Its_______________________________________


                                  Shareholder:


                                      __________________________________________
                                      Robert J. Ross



                                  FiNet:

                                      FiNet.com, Inc.

                                      By________________________________________

                                      Its_______________________________________


                                      By________________________________________

                                      Its_______________________________________


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